Exhibit 23.1

Consent of Registered Independent Auditors

Board of Directors
East Coast Diversified Corporation

We hereby consent to the incorporation by reference in this Form S-8 of KBL, LLP as it relates to East Coast Diversified Corporation and EarthSearch Communications, Inc.

/s/ KBL, LLP
KBL, LLP
Certified Public Accountants and Advisors

September 24, 2010

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